Exhibit 24.1
                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeffrey A. Bonney and Kevin R. White, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 under the Securities Act of 1933 of Louis Dreyfus Natural Gas Corp. (the Corporation) relating to 500,000 shares reserved for issuance pursuant to the 2000 Employee Stock Purchase Plan of the Corporation, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

DATED this 19th day of May, 2000.

Name                           Position                                        Date
----                           --------                                        ----
/s/ Mark E. Monroe          *      President, Chief Executive Officer and          May 19, 2000
-------------------------      Director (principal executive officer)
Mark E. Monroe

/s/ Richard E. Bross         *     Executive Vice President and Director           May 19, 2000
--------------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Executive Vice President and Chief              May 19, 2000
--------------------------     Financial Officer (principal financial
Jeffrey A. Bonney              and accounting officer)

/s/ Simon B. Rich, Jr.        *    Chairman of the Board of Directors              May 19, 2000
--------------------------
Simon B. Rich, Jr.

/s/ Mark E. Andrews, III      *    Director                                        May 19, 2000
--------------------------
Mark E. Andrews, III

/s/ E. William Barnett        *    Director                                        May 19, 2000
--------------------------
E. William Barnett

/s/ Daniel R. Finn, Jr.       *    Director                                        May 19, 2000
--------------------------
Daniel R. Finn, Jr.

/s/ Peter G. Gerry            *    Director                                        May 19, 2000
--------------------------
Peter G. Gerry

/s/ John H. Moore             *    Director                                        May 19, 2000
--------------------------
John H. Moore

Name                           Position                                        Date
----                           --------                                        ----
/s/ James R. Paul             *    Director                                        May 19, 2000
--------------------------
James R. Paul

/s/ Nancy K. Quinn            *    Director                                        May 19, 2000
--------------------------
Nancy K. Quinn


*By: /s/ Jeffrey A. Bonney
     -------------------------
         Jeffrey A. Bonney
         Attorney in Fact